SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                 1934

                            July 24, 1998

                         ROYAL OAK MINES INC.
       ------------------------------------------------------
       (Exact name of registrant as specified in its charter)

                    Commission File Number 1-4350

ONTARIO, CANADA                            98-0160821
-------------------------------            -------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification
incorporation or organization)             No.)

c/o Royal Oak Mines (USA) Inc.
5501 Lakeview Drive
Kirkland,  Washington
U.S.A.                                     98033
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(Address of principal executive offices)   (Postal/Zip Code)

(425) 822-8992
----------------------------------------
Registrant's telephone number, including area code

Item 5.   Other Events

     On July 24, 1998, the Registrant issued the following press release:

[Royal Oak Mines Inc. Press Release Letterhead]

            FOR  IMMEDIATE  RELEASE  FROM  KIRKLAND

                         July 24, 1998


                Royal Oak's Kemess Concentrates
              Meet Specifications for Pre-Payment


Royal Oak Mines Inc. (TSE and AMEX: RYO) announced today that concentrates from its newly-opened Kemess Mine are meeting all the assay specifications set out in the Company's concentrate purchase agreement and the concentrates being shipped from the mine site meet the moisture content necessary for transporting safely on ocean-going vessels. As a result of meeting specifications, the Company has received the US$5 million pre-pay from Glencore Ltd. and Glencore has commenced purchasing concentrates on a regular basis. Concentrates are being shipped from the site via rail to Vancouver Wharves where they will be loaded on ocean-going vessels for delivery to various smelters.

Start-up at the Kemess Mine has progressed well and the Company has achieved many days with through-put over design capacity of 53,000 tons per day.

For further information, contact:       or  in  Europe contact:

Mr. J. Graham Eacott                    Mr. David Williamson
Vice-President, Investor Relations      David  Williamson Associates
Royal Oak Mines                         International Investor Relations
5501 Lakeview Drive                     15 St. Helen's Place, 3rd Floor
Kirkland, WA 98033-7314                 London, England EC3A 6DE
Telephone:(425) 822-8992                Telephone:      011-44-171-628-3989
Facsimile:(425) 822-3552                Facsimile:      011-44-171-920-0563

                  Internet site:  http//www.royal-oak-mines.com

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    ROYAL OAK MINES INC.


Date: July 24, 1998                 By: /s/ James H. Wood
                                        -----------------------
                                        James H. Wood
                                        Chief Financial Officer